Exhibit 99.2
Financial Statements of
FIXED WIRELESS DIVISION OF
CSI WIRELESS INC.
Quarter ended March 31, 2006

FIXED WIRELESS DIVISION OF CSI WIRELESS
Balance Sheets
March 31, 2006
In United States dollars
(Unaudited)

Assets

Current assets:
Accounts receivable	$7,145,458
Inventories	210,493
Prepaid expenses and deposits	122,356

7,478,307

Property and equipment	2,950,487

$10,428,794

Liabilities and Divisional Equity

Current liabilities:
Accounts payable and accrued liabilities	$3,909,574
Current portion of capital lease obligations	134,666

4,044,240

Divisional equity	6,384,554

Subsequent event (note 4)

$10,428,794

See accompanying notes to financial statements.

FIXED WIRELESS DIVISION OF CSI WIRELESS
Statements of Operations and Divisional Equity
Quarter ended March 31, 2006
In United States dollars
(Unaudited)

Sales	$7,179,969

Cost of sales	6,180,720

999,249

Expenses:
Research and development	838,160
Selling	259,905
General and administrative	108,237
Stock-based compensation	23,202
Amortization	198,534

1,428,038

Net loss	(428,789)

Divisional equity, beginning of period	2,858,473

Working capital financing	3,954,870

Divisional equity, end of period	$6,384,554

See accompanying notes to financial statements.

FIXED WIRELESS DIVISION OF CSI WIRELESS
Statements of Cash Flows
Quarter ended March 31, 2006
In United States dollars
(Unaudited)

Cash flows from (used in) operating activities:
Net loss	$(428,789)
Items not involving cash:
Amortization	198,534
Stock based compensation	23,202

(207,053)

Change in non-cash operating working capital:
Accounts receivable	1,229,803
Inventories	(177,754)
Prepaid expenses and deposits	8,816
Accounts payable and accrued liabilities	(4,550,751)

(3,696,939)

Cash flows from (used in) financing activities:
Capital leases	(256,933)
Advances from Parent Company	3,931,668

3,674,735

Cash flows from (used in) investing activities:
Purchase of property and equipment	(12,110)
Disposal of capital assets	34,314

22,204

Increase in cash position	—

Cash, beginning of year	—

Cash, end of year	$—

Supplemental disclosure:
Interest paid	$—
Interest received	$—
See accompanying notes to financial statements.

FIXED WIRELESS DIVISION OF CSI WIRELESS
Notes to Financial Statements
In United States dollars
Quarter ended March 31, 2006
(Unaudited)
CSI Wireless Inc. (the “Company” or the “Parent Company”) is involved in the design, manufacture, marketing and sale of wireless and precision Global Positioning System (“GPS”) products and technologies. The Fixed Wireless Division (the “Division”) of the Company is one of three primary product lines of the Company. CSI Wireless Inc. is incorporated under the laws of the Province of Alberta.

1.	Significant accounting policies:
(a)	Basis of financial statement presentation:

CSI Wireless Inc. carries on activities relating to three primary product lines within its corporate structure – Fixed Wireless Telephones (“FWT”), Telematics products and GPS products. The consolidated financial statements that are prepared by CSI Wireless Inc. (“CSI Financial Statements”) are prepared in accordance with Canadian generally accepted accounting principles (“GAAP”). For purposes of preparing the CSI Financial Statements, the three product lines, and the underlying legal entity financial results, are consolidated into one set of financial statements. In order to prepare divisional financial statements for each of the product lines, it is necessary to “carve-out” the financial information related to the specific product line.

The financial statements presented for the Fixed Wireless Division represent the carve-out of the financial results for the FWT product line (the “FWT Financial Statements”) and have been prepared for purposes of Telular Corporation’s Form 8-K filing concerning a significant business acquisition.

The primary allocations reflected in preparing the FWT Financial Statements are as follows:

Balance Sheet:

The accounts for the Wireless Business Unit of CSI Wireless include both the FWT and Telematics product line accounts. In order to prepare the balance sheet, the specific categories of assets and liabilities have been reviewed in detail and identified as relating to the appropriate product line.

Cash has been allocated as a corporate asset and has not been included in the divisional FWT balance sheet.

Goodwill has been allocated as a corporate asset and has not been included on the divisional FWT balance sheet.

Sales and Cost of Sales:

Sales and cost of sales are accounted for directly for the FWT product line, therefore, no allocation is required in determining these amounts.

1.	Significant accounting policies (continued):
(a)	Basis of financial statement presentation (continued):

Shared costs from the operations department allocated to FWT cost of sales are allocated as described below under “Operations and Administration”.

Sales, Marketing and Engineering Department Expenses:

The costs for employees and activities relating to the sales and marketing and the engineering departments are directly related to the FWT product line. Therefore, the costs associated with the departments are charged directly to the FWT division.

Operations and Administration:

Staff operating in both the operations and the administration departments in many cases perform functions for all product lines. Where expense categories are not directly attributable to either product line, such expenses are allocated to the business activities based on estimates of the time spent by the employees on each of the product lines.

Corporate Costs:

CSI Wireless Inc. maintains a central corporate department in which the costs associated with managing the public company and providing certain shared administrative services are recorded. Corporate costs have not been allocated to the FWT Division in these FWT Financial Statements.

This department includes the following categories:
•	Senior executive costs

•	Public company costs – including, among others, director’s costs, regulatory filings, investor relations costs, public relations costs and annual meeting costs.

•	Human resources department costs

•	Corporate information technology and systems department costs

•	Corporate legal expenses
Other Income and Costs:

Other income and costs such as interest income, foreign exchange gains and losses, interest expense and stock based compensation for employees not directly assigned to this division have not been allocated to the FWT Division in these FWT Financial Statements.

1.	Significant accounting policies (continued):
(a)	Basis of financial statement presentation (continued):

These predecessor financial statements include the expenses incurred by the predecessor in their operations. The financial position, results of operations and cash flows of the Division are not necessarily indicative of those that would have been achieved had the Division been a separate publicly listed entity during the year as additional administrative expense, including legal, accounting, treasury, rent, securities regulatory compliance and other costs normally incurred by a listed public entity would need to be considered. Accordingly, the predecessor financial statements do not purport to be indicative of future financial position, results of operations or cash flows of the Division.

(c)	Revenue recognition:

The Fixed Wireless Division generates revenue from the sale of equipment and from the provision of engineering services.

Revenues from the sale of equipment are recognized upon shipment and when all significant contractual obligations have been satisfied and collection is reasonably assured. Accruals for warranty costs, sales returns and other allowances at the time of shipment are based upon contract terms and anticipated claims.

Revenues from non-recurring engineering services are recognized on a percentage of completion basis.

(c)	Inventories:

Inventories are valued at the lower of cost and market. Cost is determined on an average-cost basis and market is determined at net realizable value for finished goods and work in process and replacement cost for component parts.

(d)	Property and equipment:

Property and equipment is recorded at cost. Amortization is provided at the following annual rates:

Assets	Method	Rate
Office and production equipment	declining balance	20% – 30%
Computer equipment and software	declining balance	30%
Licenses and other assets	straight-line	2–10 years

Amortization is charged from the date of acquisition of an asset.

1.	Significant accounting policies (continued):
(e)	Research costs:

Ongoing research costs, net of related government incentives and grants, are charged to earnings in the current period. No government incentives or grants were received in the period.

(f)	Stock-based compensation plans:

The Parent Company has two stock-option plans, which are described in the year end financial statements. The Parent Company applies the fair value method to all stock-based payments and awards. Under the fair value method, the Parent Company calculates the fair value of stock option grants or direct awards of stock and records that fair value as compensation expense over the vesting period of those grants and awards, and an equal amount is recorded in the contributed surplus of the Parent Company. For purposes of these FWT Financial Statements, the amount recorded as stock-based compensation relating to FWT employees is recorded as an expense, with the offset treated as divisional equity from the Parent Company.

(g)	Income taxes:

The Fixed Wireless Division follows the asset and liability method of accounting for income taxes. Under this method, future income tax assets and future income tax liabilities are recorded based on temporary differences — the difference between the carrying amount of an asset and liability in the balance sheet and its tax basis. Future income tax assets and future income tax liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to settle. The effect on future income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of substantive enactment.

To the extent that future income tax assets are not considered more likely than not to be realized, a valuation allowance is provided.

(h)	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

1.	Significant accounting policies (continued):
(i)	Interim financial statements:

These interim financial statements do not include all disclosures normally required in annual financial statements. Readers should refer to the year end financial statements of the Fixed Wireless Division of CSI Wireless for additional disclosures.
2.	Property and equipment:

		Accumulated	Net book
March 31, 2006	Cost	amortization	value

Office and production equipment	$3,502,516	$1,375,795	$2,126,721
Computer equipment and software	495,511	292,559	202,952
Licenses and other assets	1,466,615	845,801	620,814

	$5,464,642	$2,514,155	$2,950,487

3.	Related party transactions:

The only related party transactions entered into by the Fixed Wireless Division are with the Parent Company as described in note 1. Divisional equity represents the net amount owing to the Parent Company.

4.	Subsequent event:

On May 8, 2006, the CSI Wireless announced it had closed a definitive agreement to sell its Fixed Wireless Telephone business to Telular Corporation (“Telular”). Proceeds include cash of US $3,044,000, accounts receivable of approximately US $517,000, 1,931,745 shares of Telular’s common stock with a value of approximately US $5,600,000 and the potential to earn an additional 1,159,047 shares of Telular.

5.	Significant Customer:

The Division had sales to two customers representing approximately 40% and 25% of revenues respectively during the quarter ended March 31, 2006.

6.	Reconciliation to United States Generally Accepted Accounting Principles (“US GAAP”):

The financial statements of the Division have been prepared in accordance with Canadian Generally Accepted Accounting Principles (“Canadian GAAP”). The material differences between the accounting policies used by the Division under Canadian GAAP and US GAAP are disclosed below.

Guarantees

Under US GAAP, the fair value of guarantees are required to be estimated and recorded as a liability in the financial statements at the time of their inception. Subsequently, the fair value of the guarantee is reviewed and adjusted as necessary based on the circumstances.

The Fixed Wireless Division has entered into a guarantee agreement (“Guarantee”) with a company that supplies components to a contract manufacturing company (“CM”) engaged to manufacture products for the Division. Under this agreement, the Division guarantees, to a maximum of US$4 million, amounts owing by the CM to the components supplier. The Division would be required to settle the obligations of the CM to the components supplier in the event that the CM does not make payment for amounts owing to the components supplier and following reasonable best efforts by the components supplier to collect or enforce payment from CM pursuant to the terms of the relevant purchase orders. In connection with this Guarantee, the Division has entered into an indemnification agreement with the CM whereby the CM has indemnified the Division for any losses or costs that are incurred under the Guarantee. The Guarantee will remain in force with respect to all component supplies until the Division notifies the components supplier that no further purchases of the component are to be made by the CM, after which time the Guarantee will not apply to any further purchases. The guarantee was originally issued in 2004.

The impact on the financial statements is as follows:

	Change	Amount
Balance Sheet:
Accounts payable and accrued liabilities	$90,000	$3,999,574
Divisional equity	$(90,000)	$6,294,554
Statement of Operations: No impact
Statement of Cash Flows: No impact